UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 2, 2021

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55141	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2021, BTCS Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 9,500,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a purchase price per share of $1.00 and immediately exercisable five-year warrants to purchase 7,125,000 shares of common stock at an exercise price of $1.15 per share (the “Warrants” and together with the Common Stock, the “Securities”). The gross proceeds from the offering are expected to be approximately $9.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The offering is expected to close on or about March 4, 2021, subject to the satisfaction or waiver of customary closing conditions.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Purchase Agreement, subject to limited exceptions, each of the Company and its officers and directors agreed not to, and not to publicly disclose the intention to, sell or otherwise dispose of, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock, for a period ending 60 days after the date of the prospectus supplement for this offering.

The Company also entered into a placement agent agreement (the “PA Agreement”) with A.G.P./Alliance Global Partners (“AGP”), pursuant to which AGP agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay AGP a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the offering (reduced to 3.5% for certain investors), and to reimburse the placement agent for its legal fees and other accountable expenses in the amount of $40,000.

The Securities in the registered direct offering were issued pursuant to a prospectus supplement dated as of March 2, 2021 which was filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-252509), filed with the SEC on January 29, 2021, which became effective on February 16, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Warrants and the PA Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the shares of Securities issued in the offering is attached as Exhibit 5.1 hereto. The PA Agreement and the opinion filed herewith are incorporated by reference into the above referenced Registration Statement on Form S-3.

Item 7.01. Regulation FD.

On March 4, 2021, the Company issued a press release announcing the offering and giving an update on its liquidity. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement, dated March 2, 2021, by and between the Company, the Purchasers, and the Placement Agent*
10.2	Placement Agent Agreement dated March 2, 2021 by and between the Company and A.G.P./Alliance Global Partners
10.3	Common Stock Purchase Warrant dated March 2, 2021, by and between the Company and the Purchasers
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release dated March 4, 2021
* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the SEC upon request any omitted information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: March 4, 2021	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer